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                                                                   Exhibit 10.12

                     TAKE-ALONG/DRAG-ALONG RIGHTS AGREEMENT

     This TAKE-ALONG/DRAG-ALONG RIGHTS AGREEMENT (this "Agreement") is entered into and effective as of November 10, 1994, by and among Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., each a Delaware limited partnership ("Austin Ventures A" and "Austin Ventures B," respectively), and the holders of the Warrants and the Issued Warrant Shares (as defined in the Warrant Agreement referred to below), and their respective assignees, transferees, successors and assigns (collectively, the "Holders").

     Reference is made to the Warrants to Purchase Class B Nonvoting Common Stock of AV Alarm, Inc. (the "Warrant(s)") issued pursuant to the Warrant Agreement between AV Maim, Inc and Heller Financial, Inc., dated as of November 10, 1994 (the "Warrant Agreement"). All capitalized terms used in this Agreement which are defined in the Warrant Agreement are used as defined in the Warrant Agreement, unless the context otherwise requires.

     In consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders and Austin Ventures A and Austin Ventures B hereby agree as follows:

1. Take-Along Rights.

(a) If Austin Ventures A or Austin Ventures B (each a "Seller") proposes (whether alone or with Austin Ventures A or Austin Ventures B, as the case may be) any sale, transfer, exchange or other disposition for value of Class A Stock (or any securities convertible Into or exercisable Or exchangeable for Class A Stock, including, without limitation, the Preferred Stock), other than (i) in a public offering pursuant to an effective registration statement under the Securities Act of Class A Stock (or any securities convertible into or exercisable or exchangeable for Class A Stock, including, without limitation, the Preferred Stock), (ii) a distribution by Seller of Class A Stock (or any securities convertible into or exercisable or exchangeable for Class A Stock, including, without limitation, the Preferred Stock) to its limited partners after a public offering of such Class A Stock or other securities pursuant to an effective registration statement under the Securities Act, (iii) a sale which, when aggregated with all prior sales by such Seller and Austin Ventures A or Austin Ventures B (as the case may be) of Class A Stock (or any securities convertible into or exercisable or exchangeable for Class A Stock, including, without limitation, the Preferred Stock), constitutes less than 33-1/3% of the Preferred Stock and less than a majority of the voting capital stock of the Company (any such non-excluded sale, transfer, exchange or other disposition for value being referred to in this Agreement as a "Proposed Sale"), then Seller shall make all necessary contractual arrangements in order to permit each Holder to participate as seller in the Proposed Sale such that each Holder exercising his or its right of co-sale hereunder shall be entitled to sell up to that number of the issued Warrant Shares owned immediately prior to the sale equal to the product of (A) one share of Class B Stock for each share of the Class A Stock (or shares of Class A Stock issuable upon conversion, exercise or exchange of other securities, including, without limitation, the Preferred Stock) that the proposed purchaser (a "Proposed Purchaser") is willing to acquire in the Proposed Sale, times (B) such Holder's percentage ownership, immediately prior to the sale, of all outstanding Common Stock of all classes (assuming for purposes hereof full exercise of all outstanding

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options, warrants and rights to acquire Common Stock of any class, including, without limitation, the Warrants and the Preferred Stock).

(b) Seller shall give each Holder written notice of the Proposed Sale of Class A Stock or Preferred Stock not less than 30 days before such sale is to take place. The notice (the "Sale Notice") shall set forth:

          (i) the name and address of the Proposed Purchaser,

          (ii) the name and address of each Holder as shown on the records of the Company and the number of Warrant Shares attributed to each,

          (iii) the number of shares of Class A Stock or Preferred Stock and the number of shares issuable upon conversion, exercise or exchange of any other securities to be transferred by Seller,

          (iv) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser, and

          (v) the signed agreement of the Proposed Purchaser acknowledging that he or it has been informed of this Agreement and has agreed to purchase Issued Warrant Shares in accordance with the terms hereof.

(c) Within 20 days after delivery of the Sale Notice, each Holder shall deliver to Seller a written notice (the "Take-Along Notice") specifying the number of Issued Warrant Shares, if any, that each such Holder desires to sell in the Proposed Sale, whereupon each such Holder (an "Electing Holder") shall be obligated to exercise his or its Warrant and sell such Issued Warrant Shares at the closing of such Proposed Sale, if and when it occurs.

(d) Any Issued Warrant Shares purchased from the Electing Holders pursuant to this Agreement shall be purchased at the same price per share and otherwise on the same terms and conditions as the Proposed Sale, after giving effect to any applicable exercise price payable upon exercise of any securities sold by Seller (it being understood and agreed that such terms and conditions do not include the making of any representations and warranties, indemnities or other similar agreements other than the representations, warranties and indemnities as to such Electing Holders' ownership of such Issued Warrant Shares and the due authority and power to sell such Issued Warrant Shares); provided, that with respect to any sale of Preferred Stock by Seller, the price per share of any Issued Warrant Shares purchased from an Electing Holder shall be reduced by an amount per share equal to $1.00 (as adjusted for any stock dividends, combinations or splits with respect to the Preferred Stock) plus accrued but unpaid dividends per share of Preferred Stock.

2. Drag-Along Rights.

(a) If a Seller proposes any sale, transfer, exchange or other disposition for value (other than in a public offering pursuant to an effective registration statement under the Securities Act) (any such non-excluded sale, transfer, exchange or other disposition for value being referred to in this Section 2 as a "Drag Sale") of Common Stock, Convertible Securities, Stock Purchase Rights, or

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Warrants (collectively, "Securities"), Seller shall have the right to require each Holder to sell a portion of each such Holder's Securities that represents the same percentage of such Holder's Fully-Diluted Stock Ownership (as hereinafter defined) an the Securities being disposed of by Seller represent of Seller's Fully-Diluted Stock Ownership. The right of Seller to require the Holders to sell in a Drag Sale must be exercised pro rata among all of the Holders and may not be exercised by Seller selectively among the Holders, (For example, if a Seller is selling 50% of its Fully-Diluted Stock Ownership, each Holder shall be required to sell 50% of its Fully-Diluted Stock Ownership represented by such Holder's Securities.) All Securities sold or transferred by Holders pursuant to this Section 2 shall be sold at the same price and otherwise treated identically with the Securities being sold by Seller in all respects; provided, that if Convertible Securities, Warrants or Stock Purchase Rights are being sold by Holder, the consideration received by such Holder shall be reduced by the aggregate unpaid exercise price of such Convertible Securities, Warrants or Stock Purchase Rights (such reduction to be taken first from any cash consideration to be received by such Holder); provided, further, that with respect to any sale of Preferred Stock by Seller, the price per share of any Securities purchased from a Holder shall be reduced by au amount per share equal to $1.00 (as adjusted for any stock dividends, combinations or splits with respect to the Preferred Stock) plus accrued but unpaid dividends per share of Preferred Stock; and provided, further, that, at the request of Seller, each Holder shall be required to sell or transfer Common Stock in lieu of Convertible Securities, Warrants or Stock Purchase Rights, provided such requirement shall not cause any such Holder to be in violation of any applicable bank regulatory laws or any rules, regulations, and interpretations thereunder (collectively, "BHC Laws") and provided, further, that no Holder shall be required to participate in any Drag Sale to the extent that any portion of the consideration to be received by such Holder in such Drag Sale includes any securities and the receipt by such Holder of such securities would violate any BHC Laws (unless the transferee in such Drag Sale otherwise agrees to pay to any such Holder cash in lieu of such securities); and provided, further, that no Holder shall be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (i) such Holder's ownership of his or its Securities to be sold or transferred free and clear of all liens, claims, and encumbrances (other than as set forth as part of the terms of the Securities and restrictions on transfer imposed by applicable securities laws), (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require. The term "Fully-Diluted Ownership Percentage" shall mean, at any time with respect to any Person, the quotient obtained by dividing (i) the sum of (A) all then outstanding shares of Common Stock owned by such Person plus (B) (without duplication) all shares of Common Stock issuable, whether at the time or upon passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Convertible Securities, Warrants and Stock Purchase Rights owned by such Person by (ii) the Fully-Diluted Common Stock The term "Fully-Diluted Common Stock" shall mean, at any time, the sum of (i) all then outstanding shares of Common Stock plus (if) (without duplication) all shares of Common Stock issuable, whether at the time or upon passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Convertible Securities, Warrants and Stock Purchase Rights.

(b) Seller shall give the Holders at least 30 days' prior written notice of any Drag Sale as to which Seller intends to exercise its rights under Section 2(a). if Seller elects to exercise its rights under Section 2(a). the Holders shall take such actions as may be reasonably required and

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otherwise cooperate in good faith with Seller in connection with consummating the Drag Sale (including, without limitation, the voting of any Securities of the Company to approve such Drag Sale). At the closing of such Drag Sale, Seller and the Holders shall deliver certificates for all Securities to be sold by Seller and the Holders, duly endorsed for transfer, with signatures guaranteed, to the purchaser against payment of the appropriate purchase price.

3. Exceptions. Notwithstanding anything contained in this Agreement to the contrary, Sections 1 and 2 hereof shall not apply to any transfer, sale, or disposition of Securities that is conducted pursuant to the terms of the Warrant Purchase Agreement and Is solely among Austin Ventures A, Austin Ventures B, any Holder, and any of their respective Affiliates (which, for the purposes hereof, shall include any directors, officers, and employees of Austin Ventures A, Austin Ventures B or any Holder (and any of their respective Affiliates), and any family member of any such employee, officer, or director). Notwithstanding the foregoing, no transfer, sale, exchange or disposition for value of Securities may be made pursuant to this Section 3 unless the transferee of such Securities executes and delivers to the parties hereto a joinder agreement in form reasonably acceptable to all parties to this Agreement pursuant to which such transferee agrees to become a party to this Agreement and be bound by all of the provisions hereof.

4. Termination. The provisions of this Agreement shall terminate, as to any Warrants or Warrant Shares, concurrently with the earlier to occur of (i) the closing of Qualified Public Offering, or (ii) with respect to each holder of a Warrant the exercise by such Holder of such Holder's Warrant, except that the exercise of a Warrant for the purpose of effecting a Holder's co-sale rights under Section 1 of this Agreement shall not be deemed a termination of this Agreement until the completion of the Proposed Sale.

5. Miscellaneous.

(a) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or otherwise available to such Persons.

(b) Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time by the written agreement of Austin Ventures A, Austin Ventures B and Holders holding Warrants exercisable to purchase at least 60% of the Warrant Shares. Any waiver, permit, consent, or approval of any kind or character on the part of Austin Ventures A, Austin Ventures B or any Holder of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

(c) Assignment. No Person may assign any of its rights or obligations under this Agreement (except in connection with sales and transfers of Common Stock. Warrants or Convertible Securities which are subject to this Agreement or to a successor by merger or similar succession to the business or assets of such Person).

(d) Notices. All notices, requests, consents, or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given or delivered by any party (i) when received by such party if delivered by hand, (ii) upon

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confirmation when delivered by telecopy, (iii) within one day after being sent by recognized overnight delivery service, or (iv) within five business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

          .    If to Austin Ventures A or Austin Ventures B:

                       1300 Norwood Tower
                       114 West Seventh Street
                       Austin, Texas 78701
                       Attn: Elaine F. Wesner
                       Telecopy No.: 512/476-3952

                       with a copy to:

                       Jenkens & Gilchrist
                       2200 One American Center
                       600 Congress
                       Austin, Texas 78701
                       Telecopy No.: 512/404-3520

          .    If to any Holder, at its address set forth on Schedule 1 hereto.

     Any party by written notice to the other parties pursuant to this Section may change the address or the Persons to whom notices or copies thereof shall be directed.

(e) Construction: Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Illinois without regard to principles of conflict of laws. Each party hereto hereby consents to the jurisdiction of the courts of Illinois and the service of process ii] the State of Illinois. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections and Schedules are references to Sections and Schedules of this Agreement

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the other patties hereto.

(g) Legend. During the term of this Agreement, each certificate representing any Securities held by any party to this Agreement (or any joinder hereto under Section 3 hereof) shall bear substantially the following legend:

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the Take-Along/Drag-Along Rights Agreement dated as of November 10, 1994 among Austin Ventures III-A, LP, Austin Ventures III-B, LP, and the Holders (as defined therein). A copy of such agreement is on file with the Secretary of the Company at 12801 Stemmons Freeway, Suite 821, Farmers

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     Branch, Texas 75234, and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address."

This legend shall be removed upon consummation of any Proposed Sale, in accordance with the terms of this Agreement, of the Securities represented by such certificate.

(h) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above

                                       AUSTIN VENTURES III-A, L.P.


                                       By AV Partners III, L.P.
                                       Its General Partner


                                       By: /s/ Blaine F. Wesner
                                           -------------------------------------
                                           Authorized Signatory


                                       AUSTIN VENTURES III-B, LP.


                                       By AV Partners III, L.P.
                                       Its General Partner


                                       By: /s/ Blaine F. Wesner
                                           -------------------------------------
                                           Authorized Signatory


                                       HELLER FINANCIAL, INC.


                                       By: /s/ Timothy P. Costello
                                           -------------------------------------
                                           Senior Vice President

Take Along/Drag Along Rights Agreement - Signature Page